Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2017

Reports Net Investment Income and Adjusted Net Investment Income of $0.34 per Weighted Average Share and Net Asset Value of $13.56 per Share

Declares Second Quarter 2017 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--May 8, 2017--New Mountain Finance Corporation (NYSE:NMFC) (the "Company," "we," "us" or "our") today announced its financial results for the quarter ended March 31, 2017 and reported first quarter net investment income and adjusted net investment income1 of $0.34 per weighted average share. At March 31, 2017, net asset value (“NAV”) per share was $13.56, an increase of $0.10 per share from December 31, 2016. The Company also announced that its board of directors declared a second quarter distribution of $0.34 per share, which will be payable on June 30, 2017 to holders of record as of June 16, 2017.

Selected Financial Highlights

(in thousands, except per share data)	March 31, 2017
Investment Portfolio(1)	$1,815,313
Total Assets	$1,880,939
Total Statutory Debt(2)	$744,909
NAV	$946,742

NAV per Share	$13.56
Statutory Debt/Equity	0.79x

Investment Portfolio Composition	March 31, 2017	Percent of Total
First Lien	$752,726	41.5%
Second Lien(1)	687,535	37.9%
Subordinated	76,063	4.2%
Preferred Equity	142,774	7.9%
Investment Fund	102,400	5.6%
Common Equity and Other	53,815	2.9%
Total	$1,815,313	100.0%

	Three Months Ended March 31, 2017
		Non-Cash
(in millions, except per share data)	GAAP	Adjustments(3)	Adjusted(3)
Net investment income ("NII")	$23.4	$0.0	$23.4
Net investment income per weighted average share	$0.34		$0.34
______________________________
(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
(3)	Refer to “Use of Non-GAAP Financial Measures”, “Reconciliation of Adjusted Net Investment Income” and “Adjusted Net Investment Income” below for additional details.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only seven portfolio companies, representing approximately $112 million of the cost of all investments made since inception in October 2008, or approximately 2.4% of $4.6 billion, go on non-accrual.

Robert Hamwee, CEO, commented: “The first quarter represented another stable quarter of performance for NMFC. We originated $349 million of investments, maintained a stable portfolio yield, and placed no new investments on non-accrual. Additionally, we anticipate an active second quarter of originations, allowing us to remain fully invested after our recent equity raise.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter, where we maintained our dividend and our book value continued to rise,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity2

As of March 31, 2017, the Company’s NAV was approximately $946.7 million and its portfolio had a fair value of approximately $1,815.3 million in 78 portfolio companies, with a weighted average Yield to Maturity at Cost3 of approximately 11.1%. For the three months ended March 31, 2017, the Company made approximately $349.3 million of originations and commitments4. The $349.3 million includes approximately $172.1 million of investments in four new portfolio companies and approximately $177.2 million of follow-on investments in twenty portfolio companies held as of December 31, 2016. For the three months ended March 31, 2017, the Company had approximately $34.7 million of sales in eight portfolio companies and cash repayments4 of approximately $99.1 million.

Consolidated Results of Operations

The Company’s total adjusted investment income for the three months ended March 31, 2017 and 2016 were approximately $43.3 million and $40.9 million, respectively. For the three months ended March 31, 2017 and 2016, the Company’s total adjusted investment income consisted of approximately $37.8 million5 and $37.1 million5 in cash interest income from investments, respectively, approximately $0.9 million and $1.0 million in payment-in-kind (“PIK”) interest income from investments, prepayment penalties of approximately $0.1 million and $0.2 million, respectively, net amortization of purchase premiums/discounts of approximately $0.7 million and $0.7 million, respectively, cash dividend income of approximately $0.0 million and $0, respectively, PIK and non-cash dividend income of approximately $1.5 million and $0.7 million, respectively, and approximately $2.3 million and $1.2 million in other income, respectively.

The Company’s total net expenses after income tax expense for the three months ended March 31, 2017 and 2016 were approximately $19.9 million and $19.4 million, respectively. Total net expenses after income tax expense for the three months ended March 31, 2017 and 2016 consisted of approximately $8.4 million and $6.6 million, respectively, of costs associated with the Company’s borrowings and approximately $9.8 million and $10.9 million, respectively, in net management and net incentive fees. Since the initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of March 31, 2017 and 2016 totaled approximately $322.3 million and $297.9 million, respectively. For the three months ended March 31, 2017 and 2016, management fees waived were approximately $1.4 million and $1.3 million, respectively. For the three months ended March 31, 2017 and 2016, incentive fees waived were approximately $1.8 million and $0, respectively. The Investment Adviser cannot recoup management and incentive fees that the Investment Advisor has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended March 31, 2017 and 2016 were approximately $1.7 million and $1.9 million, respectively.

For the three months ended March 31, 2017 and 2016, the Company recorded approximately $0.8 million and $0.1 million of adjusted net realized gains, respectively, and $5.4 million and $(14.3) million of adjusted net changes in unrealized appreciation (depreciation) of investments and securities purchased under collateralized agreements to resell, respectively. For the three months ended March 31, 2017 and 2016, benefit for taxes was approximately $0.8 million and $0.8 million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Liquidity and Capital Resources

As of March 31, 2017, the Company had cash and cash equivalents of approximately $37.7 million and total statutory debt outstanding of approximately $744.9 million7, which consisted of approximately $376.9 million of the $495.0 million of total availability on the Holdings Credit Facility, $122.5 million of the $122.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $155.5 million7 of convertible notes outstanding and $90.0 million of unsecured notes outstanding. Additionally, the Company had $121.7 million of SBA-guaranteed debentures outstanding as of March 31, 2017.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

During the first quarter of 2017, the Company placed its entire first lien notes position in Sierra Hamilton LLC / Sierra Hamilton Finance, Inc. ("Sierra") on non-accrual status due to its ongoing restructuring. As of March 31, 2017, the Company’s investment in Sierra placed on non-accrual status represented an aggregate cost basis of $27.2 million and an aggregate fair value of $16.5 million.

As of March 31, 2017, one portfolio company had an investment rating of “3”, with a total cost basis of approximately $36.7 million and a fair value of approximately $26.9 million.

As of March 31, 2017, three portfolio companies (including Sierra referenced above) had an investment rating of “4”. As of March 31, 2017, the Company’s investments in these portfolio companies had an aggregate cost basis of approximately $58.5 million and an aggregate fair value of approximately $20.5 million.

Recent Developments

The Company has had approximately $112.1 million of originations and commitments since the end of the first quarter through May 5, 2017. This was offset by approximately $104.9 million of repayments and $5.0 million of sales during the same period.

On April 7, 2017, the Company completed a public offering of 5,000,000 shares of its common stock at a public offering price of $14.60 per share. On April 13, 2017, in connection with the public offering, the underwriters completed a purchase of an additional 750,000 shares of the Company’s common stock with the exercise of the overallotment option to purchase up to an additional 750,000 shares of the Company’s common stock. The Company received total net proceeds of approximately $81.5 million in connection with the offering.

On May 4, 2017, the Company’s board of directors declared a second quarter 2017 distribution of $0.34 per share payable on June 30, 2017 to holders of record as of June 16, 2017.

Use of Non-GAAP Financial Measures

In evaluating its business, NMFC considers and uses adjusted net investment income as a measure of its operating performance. Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Under GAAP, NMFC’s IPO did not step-up the cost basis of the predecessor operating company’s existing investments to fair market value. Since the total value of the predecessor operating company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or issue discount, and different amounts in realized gains and unrealized appreciation, may be recognized under GAAP in each period than if a step-up had occurred. For purposes of the incentive fee calculation, NMFC adjusts income as if each investment was purchased at the date of the IPO (or stepped-up to fair market value). In addition, adjusted net investment income excludes any capital gains incentive fee.

The term adjusted net investment income is not defined under GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. Adjusted net investment income has limitations as an analytical tool and, when assessing NMFC’s operating performance, and that of its portfolio companies, investors should not consider adjusted net investment income in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with GAAP. Among other things, adjusted net investment income does not reflect NMFC’s, or its portfolio companies’, actual cash expenditures. Other companies may calculate similar measures differently than NMFC, limiting their usefulness as comparative tools.

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[1]

Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Adjusted net investment income also excludes any capital gains incentive fee. For additional information regarding NMFC’s use of this non-GAAP financial measure, please refer to “Use of Non-GAAP Financial Measures.”

[2]	Includes collateral for securities purchased under collateralized agreements to resell.
[3]

References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the “Portfolio Date,” are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.

[4]	Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[5]

Includes reclassification into cash interest of recurring management fee from other income and recurring distributions from dividend income associated with NMFC Senior Loan Program I LLC, NMFC Senior Loan Program II LLC and our investments held by New Mountain Net Lease Corporation.

[6]

Under GAAP, the Company’s IPO did not step-up the cost basis of New Mountain Finance Holdings, L.L.C.’s (the “Predecessor Operating Company” or “NMF Holdings”) existing investments to fair market value at the IPO date. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

[7]	Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Tuesday, May 9, 2017, to discuss its first quarter 2017 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	March 31, 2017	December 31, 2016
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,483,399 and $1,379,603, respectively)	$1,458,331	$1,346,556
Non-controlled/affiliated investments (cost of $164,065 and $54,996, respectively)	166,213	57,440
Controlled investments (cost of $149,587 and $140,579, respectively)	162,351	154,821
Total investments at fair value (cost of $1,797,051 and $1,575,178, respectively)	1,786,895	1,558,817
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	28,418	29,218
Cash and cash equivalents	37,663	45,928
Interest and dividend receivable	21,714	17,833
Receivable from unsettled securities sold	1,681	990
Receivable from affiliates	715	346
Other assets	3,853	2,886
Total assets	$1,880,939	$1,656,018

Liabilities
Borrowings
Holdings Credit Facility	$376,913	$333,513
Convertible Notes	155,496	155,523
NMFC Credit Facility	122,500	10,000
SBA-guaranteed debentures	121,745	121,745
Unsecured Notes	90,000	90,000
Deferred financing costs (net of accumulated amortization of $13,267 and $12,279, respectively)	(13,053)	(14,041)
Net borrowings	853,601	696,740
Payable for unsettled securities purchased	50,551	2,740
Management fee payable	12,110	5,852
Incentive fee payable	9,353	5,745
Interest payable	5,650	3,172
Payable to affiliates	412	136
Deferred tax liability	279	1,034
Other liabilities	2,241	2,037
Total liabilities	934,197	717,456
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 69,821,693 and 69,755,387 shares issued, respectively, and 69,821,693 and 69,717,814 shares outstanding, respectively	698	698
Paid in capital in excess of par	1,002,869	1,001,862
Treasury stock at cost, 0 and 37,573 shares held, respectively	–	(460)
Accumulated undistributed net investment income	1,800	2,073
Accumulated undistributed net realized losses on investments	(36,121)	(36,947)
Net unrealized (depreciation) appreciation (net of provision for taxes of $279 and $1,034, respectively)	(22,504)	(28,664)
Total net assets	$946,742	$938,562
Total liabilities and net assets	$1,880,939	$1,656,018

Number of shares outstanding	69,821,693	69,717,814
Net asset value per share	$13.56	$13.46

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)
	Three Months Ended
	March 31, 2017	March 31, 2016
Investment income
From non-controlled/non-affiliated investments:
Interest income	$32,876	$35,706
Dividend income	51	–
Other income	2,265	1,222
From non-controlled/affiliated investments:
Interest income	647	1,582
Dividend income	1,648	920
Other income	298	313
From controlled investments:
Interest income	475	502
Dividend income	5,034	719
Other income	13	12
Total investment income	43,307	40,976
Expenses
Incentive fee	5,408	5,385
Management fee	7,614	6,836
Interest and other financing expenses	8,376	6,602
Professional fees	850	877
Administrative expenses	708	839
Other general and administrative expenses	466	432
Total expenses	23,422	20,971
Less: management and incentive fees waived	(3,156)	(1,319)
Less: expenses waived and reimbursed	(470)	(284)
Net expenses	19,796	19,368
Net investment income before income taxes	23,511	21,608
Income tax expense	80	41
Net investment income	23,431	21,567
Net realized gains:
Non-controlled/non-affiliated investments	826	176
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	7,979	(14,414)
Non-controlled/affiliated investments	(296)	(1,151)
Controlled investments	(1,478)	1,179
Securities purchased under collateralized agreements to resell	(800)	(30)
Benefit for taxes	755	724
Net realized and unrealized gains (losses)	6,986	(13,516)
Net increase in net assets resulting from operations	$30,417	$8,051
Basic earnings per share	$0.44	$0.13
Weighted average shares of common stock outstanding-basic	69,718,968	63,934,151
Diluted earnings per share	$0.40	$0.13
Weighted average shares of common stock outstanding-diluted	79,543,095	71,211,282
Distributions declared and paid per share	$0.34	$0.34

New Mountain Finance Corporation Reconciliation of Adjusted Net Investment Income
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2017
		Per Weighted
	Amount	Average Share
GAAP net investment income ("NII")	$23.4	$0.34
Non-cash adjustment(1)	0.0	0.0
Adjusted NII	$23.4	$0.34

GAAP realized gains on investments	$0.8	$0.01
Non-cash adjustment(1)	–	–
Adjusted realized gains on investments	$0.8	$0.01

GAAP unrealized appreciation on investments(2)	$6.2	$0.09
Non-cash adjustment(1)	(0.0)	(0.0)
Adjusted unrealized appreciation on investments(2)	$6.2	$0.09
(1) Non-cash amortization adjustment was less than $0.1 million for the three months ended March 31, 2017.
(2) Includes collateral for securities purchased under collateralized agreements to resell and benefit for taxes.

New Mountain Finance Corporation
Adjusted Net Investment Income
(in millions, except per share data)
(unaudited, numbers may not add due to rounding)

Three Months Ended
March 31, 2017
Investment income
Interest income	$34.0
Dividend income	6.7
Other income	2.6
Total investment income	43.3

Expenses
Management fee	7.6
Incentive fee	5.4
Interest and other financing expenses	8.4
Professional fees	0.9
Administrative expenses	0.7
Other general and administrative expenses	0.5
Total expenses	23.5
Less: management and incentive fees waived	(3.2)
Less: expenses waived and reimbursed	(0.5)
Net expenses	19.8
Net investment income before income taxes	23.5
Income tax expense	0.1
Net investment income ("NII")(1)	23.4

Net realized gains on investments	0.8
Net change in unrealized appreciation (depreciation) of investments	6.2
Net change in unrealized (depreciation) appreciation of securities purchased under collateralized agreements to resell	(0.8)
Benefit for taxes	0.8
Capital gains incentive fee	–
Net realized and unrealized gains	7.0
Net increase in net assets resulting from operations	$30.4

Adjusted NII per weighted average share(1)	$0.34
(1) Includes reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.L.C.

New Mountain Capital, L.L.C. is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, public equity and credit funds with approximately $15.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, 212-220-3505
Authorized Representative
NMFCIR@newmountaincapital.com